                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 1999

                            DAILEY INTERNATIONAL INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                001-11963                      76-0503351
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   (State or other     (Commission File Number)            (IRS Employer
   jurisdiction of                                       Identification No.)
   incorporation)

  2507 North Frazier
  Conroe, Texas                                        77303
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 (Address of principal                               (Zip Code)
 executive offices)

Registrant's telephone number, including area code: (281) 350-3399


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Item 3.   Bankruptcy or Receivership

On May 28, 1999, Dailey International, Inc. (the "Company") announced that the Company and certain of its subsidiaries filed petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The petitions seek Bankruptcy Court approval to implement a financial restructuring in accordance with a Joint Plan of Reorganization (the "Plan")and a related Disclosure Statement, which were also filed with the Bankruptcy Court on May 28, 1999. In addition to the approval of the Bankruptcy Court, the Plan is subject to receiving the approval of the requisite number and amount of certain of the Company's creditors.

The filing of the Plan was contemplated by the previously- announced acquisition agreement (the "Acquisition Agreement"), dated May 21, 1999, among the Company, certain of its subsidiaries and Weatherford International, Inc. ("Weatherford"). Under the Acquisition Agreement, the Company's outstanding $275 million senior note indebtedness will be exchanged pro rata for $185 million in Weatherford stock. All outstanding equity securities held by the Company's equity security holders would be exchanged for $10 million in Weatherford stock that would be shared pro rata based on share ownership. The value of the Weatherford common stock would be fixed as of the date of the consummation of the acquisition and will be based on an average closing sale price calculation over a 10 trading-day period preceding the date of consummation.

The Plan has been agreed to by the holders of approximately $225 million (82%) of the outstanding principal amount of the Company's senior notes and more than 50% of the Company's common stock.

For a further description of this proposed acquisition and restructuring, see the Joint Plan of Reorganization filed with the Bankruptcy Court on May 28, 1999 filed herewith as Exhibit 2.1, the Acquisition Agreement filed herewith as
Exhibit 2.2, and the Press Release issued by the Company on May 28, 1999 filed herewith as Exhibit 99.1.


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Item 7.      Exhibits

         (c) Exhibits.

             2.1 Joint Plan of Reorganization of Dailey International Inc., Dailey Energy Services, Inc., Dailey International Sales Corp., Colombia Petroleum Services Corp., International Petroleum Services, Inc., Dailey Environmental Remediation Technologies, Inc., Dailey Worldwide Services Corp., Air Drilling International, Inc. and Air Drilling Services, Inc., under Chapter 11 of the Bankruptcy Code.

             2.2 Acquisition Agreement dated May 21, 1999 among Dailey International Inc., certain of its subsidiaries and Weatherford International, Inc.

             99.1 Press Release, dated May 28, 1999, announcing the filing of a joint plan of reorganization for financial restructuring.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         DAILEY INTERNATIONAL INC.



                                         By: /s/ WILLIAM D. SUTTON
                                             -----------------------------------
                                               William D. Sutton
                                               Senior Vice President, General
                                               Counsel and Secretary

Dated:   May 28, 1999

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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                 DESCRIPTION
-------                -----------
   2.1     Joint Plan of Reorganization of Dailey International Inc., Dailey
           Energy Services, Inc., Dailey International Sales Corp., Colombia
           Petroleum Services Corp., International Petroleum Services, Inc.,
           Dailey Environmental Remediation Technologies, Inc., Dailey Worldwide
           Services Corp., Air Drilling International, Inc. and Air Drilling
           Services, Inc., under Chapter 11 of the Bankruptcy Code.

   2.2     Acquisition Agreement dated May 21, 1999 among Dailey International
           Inc., certain of its subsidiaries and Weatherford International, Inc.

   99.1 Press Release, dated May 28, 1999, announcing the filing of a joint plan of reorganization for financial restructuring.